Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is dated October 10, 2009 (the “Effective Date”) and entered into between Dynamic Response Group, Inc., a Florida corporation (the “Company”) and Reno R. Rolle (the “Consultant”).

RECITALS

A. The Company is engaged in the business of developing, manufacturing and marketing consumer products and services distributed nationally and internationally through direct response television and radio infomercials and in e-commerce.

B. The Company believes that the Consultant has valuable knowledge and experience pertaining to the business of the Company and desires to avail itself of the Consultant’s experience, skills and abilities, and background and knowledge based upon the terms and conditions set forth herein.

B. The Consultant agrees to be engaged and retained by the Company upon said terms and conditions.

THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1) Engagement. The Company hereby engages Consultant and Consultant hereby accepts engagement to render consulting advice and services described this Section to the Company upon the terms and conditions set forth herein. It is the intention of the parties that during the Term of this Agreement the Consultant shall continue to serve as a member of the Board of Directors of the Company. Consultant acknowledges and agrees that he shall be compensated separately from this Agreement as a non-employee director of the Company in accordance with the Company’s compensation policies and procedures.

a) Services. During the Term of this Agreement, Consultant will provide the Company with such consulting advice and services as are reasonably requested by the Company, which services will include, but will not necessarily be limited to, (i) development of the Company’s business; (ii) product identification and development; (iii) marketing; and (iv) development of business opportunities for the Company and its subsidiaries.

b) Not Exclusive. The parties understand and agree that, except as set forth in the next sentence, and subject to Consultant’s obligation to maintain confidentiality of the Company’s Proprietary Information, Consultant shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity. Notwithstanding the foregoing, during the Term of this Agreement, Consultant shall not be employed by, act as a consultant to or otherwise render services of any nature for or on behalf of any person, firm, corporation or entity engaged in the same or competing business as the Company without prior written consent of the Company, other than to subsidiaries of the Company. Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

c) Independent Contractor. Consultant understands and agrees that, during the Term of this Agreement, he will be an independent contractor and he will not be considered an employee of the Company or its subsidiaries. No federal, state and local income taxes or payroll taxes of any kind shall be withheld or paid by the Company on Consultant’s behalf, and Consultant acknowledges that he shall not be treated as an employee with respect to the consulting services performed hereunder for federal, state and local tax purposes. Consultant agrees to pay, and be solely responsible for, any applicable federal, state and local taxes that are imposed on him for the compensation provided hereunder.

d) Authority. Consultant understands and agrees that he is not authorized to enter into any contracts or agreements on behalf of the Company or its subsidiaries, or to otherwise create obligations of the Company or its subsidiaries to third parties, unless expressly authorized to do so by the Company.

2) Term; Termination. This Agreement shall commence on the Effective Date and shall continue for a period of 12 months unless extended by mutual written consent of the parties (the “Term”). This Agreement may be terminated, subject to Section 11 of this Agreement, (i) by mutual agreement of Company and Consultant; or (ii) by any party on 10 business days’ prior notice by either party.

3) Compensation. In consideration for Consultant agreeing to provide and providing the consulting services to be rendered pursuant to this Agreement, the Company agrees to pay Consultant a monthly fee of $25,000 which may be paid in cash or shares of stock of the Company.

4) Expenses. The Consultant shall be responsible for any and all of his expenses, including expenses for travel, lodging, and meals, which are incurred by Consultant in connection with the performance of services under this Agreement.

5) Proprietary Information. Consultant agrees that, except as appropriate to carry out its duties under this Agreement or as required by law, he will not use or disclose to any third party, without the Company’s prior consent, any information furnished or disclosed (whether before or after the date hereof) to Consultant by the Company or its employees, agents or representatives, including without limitation, any of the Company’s trade secrets or other confidential or proprietary information or information concerning the Company’s current and any future proposed operations, services or products (collectively, “Proprietary Information”); provided that Consultant’s obligations of non-use and nondisclosure under this provision will not be deemed to restrict the use and/or disclosure of information that (i) is or becomes publicly known or within the public domain without a breach of this Agreement; or (ii) Consultant can establish was known to it prior to its receipt thereof. For purposes of this Agreement, Proprietary Information is information or data not generally known to the public which gives the Company an advantage over its competitors, including products or services under development, production methods and processes, customer lists and marketing plans. The Consultant acknowledges and agrees that the unauthorized disclosure of any Proprietary Information may give rise to irreparable injury to the Company or its subsidiaries, inadequately compensable in damages. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available.

6) Company Property. The Consultant acknowledges that all items of any and every nature or kind created or used by the Consultant pursuant to this Agreement, or furnished by the Company to the Consultant, and all equipment, books, records, reports, files, diskettes, manuals, literature, Proprietary Information or other materials, shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly at the request of the Company, or in the absence of a request, on the termination of this Agreement.

7) Assignment of Rights. Consultant agrees that any and all ideas, software, techniques, modification, process, improvement, inventions, systems, formulas, designs, discoveries, technical information, programs, prototypes and similar developments (“Concepts”) conceived, developed, created, discovered, made, written or obtained by Consultant or under his direction, whether solely or with others in the course of or as a result of performance of his duties hereunder, and all related trademark, service mark, copyrights, patent rights, trade secrets and other forms of protection thereof (collectively, “Intellectual Property”), shall be and remain the sole property of the Company and its assigns. Consultant shall promptly disclose to Company, or any persons designated by it, all Concepts, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the Term of this Agreement which are related to or useful in the business of the Company or its subsidiaries, or result from tasks assigned to Consultant by the Company or its subsidiaries, or result from use of premises owned, leased or contracted by the Company or its subsidiaries. Such disclosure shall continue for one year after termination of this Agreement with respect to anything that would be a Concept if made, conceived, reduced to practice or learned prior to termination of this Agreement. Consultant hereby waives any and all rights that may be associated with such Concepts and Intellectual Property and agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Concepts and Intellectual Property.

8) Non-Solicitation. Consultant agrees that during the term of this Agreement and for a period of one year after termination of this Agreement, Consultant will not, without the Company’s prior written permission, induce or attempt to induce any employee, officer, director, agent, independent contractor, consultant, customer, strategic partner, licensor, licensee, supplier or other service provider of the Company or any of its subsidiaries to terminate a relationship with, cease providing services or products to, or cease purchasing products or services from the Company or its subsidiaries.

9) Indemnification.

a) Consultant hereby agrees to indemnify and save the Company and its subsidiaries and each of their officers and directors, and hold the Company and its subsidiaries and each of their officers and directors harmless in respect of all causes of actions, liabilities, costs, charges and expenses, loss and damage suffered or incurred by the Company or any subsidiary (including legal fees) arising from any act of material gross negligence or intentional omission of the Consultant or its employees, representatives and agents and/or arising from any material breach by Consultant or any of his employees, representatives and agents of any of the terms or conditions imposed on the Consultant under this Agreement, or representations, warranties or covenants made by the Consultant pursuant to this Agreement.

b) The Company hereby agrees to indemnify and save Consultant and hold Consultant harmless in respect of all causes of actions, liabilities (but excluding tax liabilities or claims resulting from income to Consultant pursuant to this Agreement), costs, charges and expenses, loss and damage suffered or incurred by Consultant (including legal fees) arising from any act of negligence or omission of the Company or its employees, representatives and agents and/or arising from breach by the Company or any of its employees, representatives and agents of any of the terms and conditions imposed on the Company pursuant to this Agreement.

10) Waiver of Separate Representation. To the extent Consultant has not engaged separate legal counsel to represent him in connection with this Agreement, the parties acknowledge and agree that their respective interests in this Agreement may be in conflict, that they have the right to retain independent counsel, that they have been fully informed about this right and the conflicts of interest that arise from retaining the same legal counsel to represent both of them, and that this Section 10 constitutes written disclosure of these conflicts. The parties further affirm that they are waiving separate representation freely, voluntarily, and with full knowledge of the effects of this waiver. No party shall at any time claim that this Agreement is void or unenforceable in any respect because of the lack of use of independent counsel, or that the legal counsel who prepared this Agreement acted improperly in doing so.

11) Continuing Effect. All representations, warranties, covenants and statements made by a party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the consummation, expiration, cancellation, termination or abandonment of the obligations of each party to the other under this Agreement so long as the applicable statute of limitations shall remain open; provided, however, that Sections 5 (Proprietary Information) and 9 (Indemnification) shall remain operative and in full force and effect.

12) Miscellaneous.

a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (with written confirmation of receipt); or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the address and facsimile set forth in the books and records of the Company (or to such other addresses and facsimile numbers as a party may designate by notice to the other party.

b) Assignment. This Agreement and the rights hereunder may not be assigned by either party without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties.

c) Amendment; Waiver. No supplement, modification, amendment or waiver of this Agreement will be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any provision hereof (whether or not similar), nor will waiver constitute a continuing waiver.

d) Drafting. If a question concerning intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship. The headings and titles of sections and paragraphs are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all related rules and regulations unless the context requires otherwise.

e) Severability. If any provision of this Agreement is held to be invalid or unenforceable, the attempt shall first be made to read that provision in such a way as to make it valid and enforceable in light of the parties’ apparent intent as evidenced by this Agreement. If such a reading is impossible, the tribunal having jurisdiction may revise the provision in any reasonable manner, to the extent necessary to make it binding and enforceable. If no such revision is possible, the offending provision shall be deemed stricken from the Agreement, and every other provision shall remain in full force and effect.

f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to conflict of law principles. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party for all direct, indirect or incidental expenses incurred, including, but not limited to, all reasonable attorney’s fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the prevailing party’s rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Miami-Dade County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Miami-Dade County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida, has been brought in an inconvenient forum.

g) Counterparts. This Agreement may be executed in counterparts. All of such counterparts will constitute one and the same agreement. The Company and Consultant agree that facsimile signatures of this Agreement will be deemed a valid and binding execution of this Agreement.

h) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the consulting relationship of the parties and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to such consulting relationship.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ RENO R. ROLLE

DYNAMIC RESPONSE GROUP, INC.

/s/ Melissa K. Rice
Chief Executive Officer